Exhibit 12.1

CERTIFICATION

I, Charles A. Banks, certify that:

1.	I have reviewed this Annual Report on Form 20-F of Wolseley plc;

2.	Based on my knowledge, this Annual Report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this Annual Report;

3.	Based on my knowledge, the financial statements, and other information included in this Annual Report, fairly present in all material respects the financial condition, results of operations and cash flows of Wolseley plc as of, and for, the periods presented in this Annual Report;

4.	The Company’s other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a 14 and 15d-14) for the Company and have:

(a)	Designed such disclosure controls and procedures to ensure that material information relating to the Company, including the consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b)	Evaluated the effectiveness of the Company’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(c)	Presented in this Annual Report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date. Disclosed in this report any change in the company’s internal control over financial reporting that occurred during the period covered by the annual report that has materially affected, or is reasonably likely to materially affect, the company’s internal control over financial reporting.

5.	The Company’s other certifying officers and I have disclosed, based on our most recent evaluation to the Company’s auditors and the audit committee of the Company’s board of directors

(a)	All significant deficiencies in the design or operation of internal control which could adversely affect the Company’s ability to record, process, summarize and report financial data; and have identified for the Company’s auditors any material weaknesses in internal controls; and

(b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls.

6.	The Company’s other certifying officers and I have indicated in this Annual Report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

By: /s/ Charles A. Banks
Charles A. Banks
Group Chief Executive

Date: November 18, 2004